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                                                                    EXHIBIT 23.4

                  LETTERHEAD OF OILFIELD PRODUCTION CONSULTANTS

December 21, 2005
CanArgo Energy Corporation
P.O. Box 291
St Peter Port
Guernsey
GY1 3RR
British Isles

RE: CONSENT OF INDEPENDENT PETROLEUM CONSULTANTS

     With respect to our report effective date January 1, 2005, issued March 14, 2005, we hereby consent to the use of our name under the caption "Experts" and references to experts from the aforementioned document to be included in or made part of the Form S-1 Registration Statement being filed by CanArgo Energy Corporation.

                                        For & on behalf of
                                        OILFIELD PRODUCTION CONSULTANTS

                                        /s/ Piers Johnson
                                        MANAGING DIRECTOR